Nikola Celebrates National Hydrogen and Fuel-Cell Day 2020

PHOENIX, October 8, 2020 — Nikola Corporation (NASDAQ: NKLA) today highlighted its ongoing hydrogen and fuel-cell efforts in celebration of National Hydrogen and Fuel-Cell Day 2020. National Hydrogen and Fuel-Cell Day was established to recognize the progress made in fuel-cell and hydrogen technologies as well as their potential role in a green future. The day falls on October 8th each year in reference to the atomic weight of hydrogen, 1.008.

“We are excited to celebrate National Hydrogen and Fuel-Cell Day 2020 by sharing our progress on our hydrogen fuel-cell technology,” said Mark Russell, Chief Executive Officer of Nikola. “Nikola is creating an ecosystem that integrates next-generation truck technology, hydrogen fueling infrastructure and maintenance. By removing commercial trucks from the carbon equation, Nikola is fulfilling our mission of leaving the world a better place.”

Nikola, along with its strategic business partners and suppliers, initially built Nikola Two Fuel-Cell Electric Vehicle (FCEV) alpha prototypes for testing and demonstration in 2019. Nikola Two FCEVs have been test-driven under extreme climate conditions in Arizona, and have completed a zero-emission beer delivery for Anheuser-Busch on public roads while operating on hydrogen.

Nikola has developed core IP related to, among other things, vehicle integration and hydrogen storage and fueling, and continues to work with its world-class partners to develop next-generation standard fueling hardware and advance hydrogen fuel-cell based transportation. As previously stated, Nikola remains committed to announcing a hydrogen station collaboration by the end of 2020, and expects to begin testing of its FCEV beta prototypes in the first half of 2022.

Nikola also announced its participation in today’s Mission Hydrogen Online Conference, the world’s largest online hydrogen event, along with many of the industry’s leading executives, engineers, scientists and policy makers. The presentation, “Taking the Truck out of the Carbon Equation: Deep Dive into Alpha Fuel Cell Truck Prototype Nikola Two & More,” can be accessed under News, Events and Presentations on Nikola’s Investor Relations page at www.nikolamotor.com/investors/.

ABOUT NIKOLA CORPORATION:
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

FORWARD LOOKING STATEMENTS:
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the company's expectations regarding its business, business model and strategy; the company's expectations regarding its projected truck builds and related specifications; the company's expectations for its trucks and market acceptance of electric trucks; and market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Nikola's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of legal proceedings to which Nikola is, or may become a party; failure to realize the anticipated benefits of the recently completed business combination; the conversion of pre-orders into binding orders; risks related to the rollout of Nikola's business and the timing of expected business milestones; the effects of competition on Nikola's future business; the availability of capital; and the other risks detailed from time to time in Nikola's reports filed with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended June 30, 2020 and other documents Nikola files with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and Nikola specifically disclaims any obligation to update these forward-looking statements.

SELL-SIDE ANALYST / INSTITUTIONAL INVESTOR INQUIRIES:
Kim Brady
kim.brady@nikolamotor.com

MEDIA CONTACTS:
Nicole Rose
nicole.rose@nikolamotor.com
480-660-6893

Colleen Robar
crobar@robarpr.com
313-207-5960

Tim Lynch / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449